UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

US BioEnergy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-33203	20-1811472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN	55077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 554-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2008, US BioEnergy Corporation (“US BioEnergy”) and CHS Inc. (“CHS”) executed a Purchase Agreement (the “Purchase Agreement”), whereby US BioEnergy sold one-hundred percent of its fifty-percent membership interest in Provista Renewable Fuels Marketing, LLC (“Provista”) to CHS. Pursuant to the terms of the Purchase Agreement, for a period of one year, (a) US BioEnergy, and VeraSun Energy Corporation, US BioEnergy’s parent company (“VeraSun”), on the one hand, and CHS, on the other hand, agreed to not solicit their respective employees and (b) US BioEnergy and VeraSun agreed to not provide marketing services for ethanol produced by third parties, subject to certain conditions. In addition, pursuant to the Purchase Agreement, US BioEnergy will not be required to sign ethanol marketing agreements with Provista involving any new plants built or acquired by US BioEnergy or VeraSun under the Ethanol Sales and Marketing Agreement between US BioEnergy and Provista, dated as of March 31, 2006 (the “Provista Agreement”). The Purchase Agreement also (i) amended the Provista Agreement, such that at any time after June 30, 2008, US BioEnergy may terminate the Provista Agreement and any other marketing agreements between US BioEnergy or its subsidiaries and Provista by giving 60 days’ notice; and (ii) terminated the Management Agreement between US BioEnergy and CHS, dated as of March 31, 2006. As a condition to closing, US BioEnergy was also required to obtain the termination of the Second Amended and Restated Guaranty, dated as of November 2, 2007, by US BioEnergy for the benefit of LaSalle Bank National Association. The Purchase Agreement contains customary representations, warranties and covenants.

The purchase price for US BioEnergy’s membership interest in Provista is to be determined ten days after the effective time of the Purchase Agreement by (1) computing the amount equal to fifty percent (50%) of Provista’s tangible net worth as of the effective time of the Purchase Agreement, which tangible net worth is defined as (a) tangible equity minus (b) total intangible assets minus (c) a discount for assumption by CHS of a certain Provista customer receivable; and (2) reducing this resulting amount by a deposit that CHS is to pay to a third party under the Purchase Agreement for assignment of certain leased rail cars.

This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of March 31, 2008, CHS beneficially owned approximately 19.9% of US BioEnergy outstanding common stock prior to the Merger described in Item 2 or below. Jay Debertin, one of US BioEnergy’s directors from June 2006 until March 31, 2008, and now a director of VeraSun, serves as Executive Vice President and Chief Operating Officer, Processing, of CHS. US BioEnergy’s former principal executive offices were located at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077, and US BioEnergy had previously agreed to lease office space at this location from CHS. For the year ended December 31, 2007, US BioEnergy paid CHS $2.0 million as rent under the lease for this office space. Furthermore, US BioEnergy purchased $26.3 million of grain from CHS for the year ended December 31, 2007.

Item 1.02	Termination of a Material Definitive Agreement

On March 31, 2008, US BioEnergy terminated its services agreement with Capitaline Advisors, LLC effective immediately. Capitaline Advisors, LLC is an entity that is owned and controlled by Gordon W. Ommen, US BioEnergy’s former President and Chief Executive Officer.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2008, US BioEnergy completed the closing of the merger (the “Merger”) with VeraSun Energy Corporation (“VeraSun”), pursuant to the Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun, Host Acquisition Corporation (a direct, wholly-owned subsidiary of VeraSun) (“Merger Sub”) and US BioEnergy (the “Merger Agreement”), with the Merger becoming effective on April 1, 2008.

In the Merger, each outstanding share of US BioEnergy common stock was converted into 0.810 shares of VeraSun common stock (plus cash in lieu of fractional shares) and each outstanding US BioEnergy stock option and restricted stock award issued under a US BioEnergy equity-based compensation plan was converted into a VeraSun stock option or restricted stock award, as applicable, in each case on the same terms and conditions as were applicable under such US BioEnergy equity-based compensation plan. As a result of the Merger, former US BioEnergy shareholders own approximately 41.0% of the outstanding shares of VeraSun common stock.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

In addition, on March 31, 2008, US BioEnergy and CHS Inc. executed a Purchase Agreement, whereby US BioEnergy sold one-hundred percent of its fifty-percent membership interest in Provista to CHS as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein in its entirety by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2008, in connection with the closing of the Merger, US BioEnergy notified the NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove its common stock from listing and requested that that NASDAQ file a delisting application on Form 25 with the Securities and Exchange Commission (the “Commission”) to delist and deregister its common stock. NASDAQ filed the Form 25 with the Commission after the close of business on March 31, 2008 and the filing became effective on April 1, 2008.

Item 5.01	Change in Control of the Registrant.

Upon the closing of the Merger on March 31, 2008, a change in control of US BioEnergy occurred. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into US BioEnergy, with US BioEnergy continuing as the surviving corporation. At the effective time of the Merger, each outstanding share of US BioEnergy common stock was converted into the right to receive 0.810 shares of VeraSun common stock (plus cash in lieu of fractional shares) and each outstanding US BioEnergy stock option and restricted stock award issued under a US BioEnergy equity-based compensation plan was converted into a VeraSun stock option or restricted stock award, as applicable, in each case on the same terms and conditions as were applicable under such US BioEnergy equity-based compensation plan. With the closing of the Merger, US BioEnergy became a direct, wholly-owned subsidiary of VeraSun.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, all of the members of US BioEnergy’s board of directors resigned and were replaced by Donald L. Endres, the sole director of the Merger Sub at the effective time of the Merger. At the effective time of the Merger, Gordon Ommen, Richard Atkinson, Chad Hatch and Kim Regenhard resigned from their positions as executive officers of US BioEnergy. Gregory S. Schlicht, in his position as Senior Vice President, General Counsel and Secretary, remained as an executive officer of US BioEnergy. Following the effective time of the Merger, the following individuals were appointed as executive officers of US BioEnergy:

Donald L. Endres	-	Chief Executive Officer
Danny C. Herron	-	President and Chief Financial Officer
Paul J. Caudill	-	Senior Vice President, Operations
William L. Honnef	-	Senior Vice President, Strategic Initiatives
Robert L. Antoine, Jr.	-	Senior Vice President, Human Resources
Barry P. Schaps	-	Senior Vice President, Sales and Logistics
Bryan D. Meier	-	Vice President, Finance and Chief Accounting

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (a) US BioEnergy amended and restated its articles of incorporation as in effect immediately prior to the Merger and (b) the bylaws of Merger Sub as in effect immediately prior to the Merger became the bylaws of US BioEnergy.

Copies of US BioEnergy’s amended and restated articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun Energy Corporation, Host Acquisition Corporation and US BioEnergy Corporation (incorporated by reference to Exhibit 2.1 to US BioEnergy Corporation’s Current Report on Form 8-K, filed with the SEC on December 5, 2007, File No. 001-33203)

3.1	Third Amended and Restated Articles of Incorporation of US BioEnergy Corporation

3.2	Bylaws of US BioEnergy Corporation

10.1	Purchase Agreement, dated as of March 31, 2008, by and between CHS Inc. and US BioEnergy Corporation*

*	The schedules and exhibits hereto have been omitted. US BioEnergy hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION

/s/ GREGORY S. SCHLICHT
Date: April 4, 2008	By:	Gregory S. Schlicht
	Its:	Senior Vice-President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 29, 2007, by and among VeraSun Energy Corporation, Host Acquisition Corporation and US BioEnergy Corporation (incorporated by reference to Exhibit 2.1 to US BioEnergy Corporation’s Current Report on Form 8-K, filed with the SEC on December 5, 2007, File No. 001-33203)

3.1	Third Amended and Restated Articles of Incorporation of US BioEnergy Corporation

3.2	Bylaws of US BioEnergy Corporation

10.1	Purchase Agreement, dated as of March 31, 2008, by and between CHS Inc. and US BioEnergy Corporation*

*	The schedules and exhibits hereto have been omitted. US BioEnergy hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.